                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-87882, 33-87776, 33-89382, 333-02340, 333-06303, 333-16963, 333-20853, 333-52603, 333-80861, 333-39462, and
333-57670) of Applix, Inc. of our report dated January 24, 2001, except for Note K which is dated March 14, 2001, relating to the financial statements, which is incorporated in this Annual Report on Form 10-K.


                                           /s/ PricewaterhouseCoopers LLP
                                           -------------------------------------
                                           PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 2001